Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

November 2009 Performance Update

The Frontier Fund Supplement Dated December 8, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 1 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

November performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	November 30, 2009	November 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	2.43%	-0.62%	$124.39
Balanced Series-1a	2.36%	-1.15%	$110.80
Campbell/Graham/Tiverton Series-1	4.10%	-2.08%	$108.24
Currency Series-1	-1.24%	-16.28%	$80.53
Long/Short Commodity Series-1	4.12%	15.65%	$116.10
Winton/Graham Series-1	6.77%	-0.98%	$115.04
Winton Series-1	6.05%	-6.02%	$122.56
Long Only Commodity Series-1	2.19%	16.21%	$81.70
Managed Futures Index Series-1	1.41%	-10.45%	$118.36

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of November 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(9,540,934.04)
Unrealized trading gain/(loss)			18,550,703.01
Less: commissions			(320,590.89)
Less: FCM fees			(96,694.60)
Foreign currency gain/(loss)			2,716.27
Interest income			13,831.36

Total Income			8,609,031.11

EXPENSES

Management fees			88,436.91
Incentive fees			527,201.29
Broker service fees			769,722.73

Total Expenses			1,385,360.93

Net Income (Loss)			$7,223,670.18

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,452,422.36782	$297,832,969.86	121.44
Current month additions	539.97112	67,111.77
Current month redemptions	(16,445.75706)	(2,039,203.19)
Net Income (loss) for current month		7,223,670.18

Net Asset Value, end of current month	2,436,516.58188	$303,084,548.62	124.39

	Monthly rate of return		2.43%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(310,584.03)
Unrealized trading gain/(loss)			604,887.27
Less: commissions			(10,431.83)
Less: FCM fees			(3,143.45)
Foreign currency gain/(loss)			91.46
Interest income			8,475.38

Total Income			289,294.80

EXPENSES

Trading Fee			14,938.74
Management fees			2,901.13
Incentive fees			17,197.60
Broker service fees			25,031.96

Total Expenses			60,069.43

Net Income (Loss)			$229,225.37

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	90,361.82113	$9,781,473.88	108.25
Current month additions	13.20802	1,462.68
Current month redemptions	(2,107.55171)	(232,342.40)
Net Income (loss) for current month		229,225.37

Net Asset Value, end of current month	88,267.47744	$9,779,819.53	110.80

	Monthly rate of return		2.36%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,668,989.26
Unrealized trading gain/(loss)			1,856,106.70
Less: commissions			(23,540.44)
Less: FCM fees			(30,245.63)
Foreign currency gain/(loss)			2,884.19
Interest income			7,406.73

Total Income			3,481,600.81

EXPENSES

Management fees			187,200.32
Incentive fees			227,197.92
Broker service fees			183,284.58

Total Expenses			597,682.82

Net Income (Loss)			$2,883,917.99

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	677,146.25887	$70,405,354.90	103.97
Current month additions	103.03113	11,070.57
Current month redemptions	(4,700.81269)	(502,717.54)
Net Income (loss) for current month		2,883,917.99

Net Asset Value, end of current month	672,548.47731	$72,797,625.92	108.24

	Monthly rate of return		4.10%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(10,120.78)
Unrealized trading gain/(loss)			(73,540.66)
Less: FCM fees			(3,637.86)
Interest income			4,970.08

Total Income			(82,329.22)

EXPENSES

Management fees			5,176.77
Incentive fees			(0.84)
Broker service fees			22,182.38

Total Expenses			27,358.31

Net Income (Loss)			$(109,687.53)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	108,722.96790	$8,865,978.20	81.55
Current month additions	82.81218	6,685.88
Current month redemptions	(2,235.51029)	(180,554.79)
Net Income (loss) for current month		(109,687.53)

Net Asset Value, end of current month	106,570.26979	$8,582,421.76	80.53

	Monthly rate of return		-1.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$8,631,568.17
Unrealized trading gain/(loss)			(6,188,025.71)
Less: commissions			(52,588.64)
Less: FCM fees			(19,529.93)
Foreign currency gain/(loss)			(1,043.03)
Interest income			70,144.08

Total Income			2,440,524.94

EXPENSES

Management fees			204,116.96
Incentive fees			247,046.10
Broker service fees			118,522.44

Total Expenses			569,685.50

Net Income (Loss)			$1,870,839.44

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	408,924.10608	$45,599,874.98	111.51
Current month additions	104.36625	12,040.90
Current month redemptions	(3,840.33355)	(438,442.43)
Net Income (loss) for current month		1,870,839.44

Net Asset Value, end of current month	405,188.13878	$47,044,312.89	116.10

	Monthly rate of return		4.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,651,574.71
Unrealized trading gain/(loss)			2,116,934.59
Less: commissions			(17,950.52)
Less: FCM fees			(20,899.41)
Foreign currency gain/(loss)			4,482.30
Interest income			18,419.84

Total Income			3,752,561.51

EXPENSES

Management fees			136,019.03
Incentive fees			251,774.70
Broker service fees			126,457.14

Total Expenses			514,250.87

Net Income (Loss)			$3,238,310.64

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	445,863.64913	$48,039,489.61	107.74
Current month additions	118.37346	13,454.35
Current month redemptions	(3,843.67434)	(428,848.24)
Net Income (loss) for current month		3,238,310.64

Net Asset Value, end of current month	442,138.34825	$50,862,406.36	115.04

	Monthly rate of return		6.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$963,732.86
Unrealized trading gain/(loss)			2,279,521.98
Less: commissions			(3,693.09)
Less: FCM fees			(21,498.22)
Foreign currency gain/(loss)			784.40
Interest income			26,556.23

Total Income			3,245,404.16

EXPENSES

Management fees			110,752.47
Incentive fees			—
Broker service fees			130,772.85

Total Expenses			241,525.32

Net Income (Loss)			$3,003,878.84

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	430,871.21000	$49,792,124.23	115.56
Current month additions	188.93152	23,039.68
Current month redemptions	(6,192.02813)	(749,034.81)
Net Income (loss) for current month		3,003,878.84

Net Asset Value, end of current month	424,868.11339	$52,070,007.94	122.56

	Monthly rate of return		6.05%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$79,070.85
Unrealized trading gain/(loss)			5,777.20
Less: commissions			—
Less: FCM fees			(1,528.34)
Foreign currency gain/(loss)			—
Interest income			6,365.92

Total Income			89,685.63

EXPENSES

Management fees			4,054.98
Incentive fees			—
Broker service fees			6,222.56

Total Expenses			10,277.54

Net Income (Loss)			$79,408.09

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	45,506.69571	$3,638,148.97	79.95
Current month additions	0.96460	78.90
Current month redemptions	(252.85097)	(20,239.70)
Net Income (loss) for current month		79,408.09

Net Asset Value, end of current month	45,254.80934	$3,697,396.26	81.70

	Monthly rate of return		2.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(40,777.58)
Unrealized trading gain/(loss)			73,920.89
Less: commissions			(580.27)
Less: FCM fees			(841.32)
Foreign currency gain/(loss)			411.85
Interest income			2,959.64

Total Income			35,093.21

EXPENSES

Management fees			3,706.31
Incentive fees			—
Broker service fees			3,390.17

Total Expenses			7,096.48

Net Income (Loss)			$27,996.73

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,121.73899	$1,998,371.64	116.72
Current month additions	—	—
Current month redemptions	(64.90035)	(7,567.39)
Net Income (loss) for current month		27,996.73

Net Asset Value, end of current month	17,056.83864	$2,018,800.98	118.36

	Monthly rate of return		1.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1